UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2023

Graf Acquisition Corp. IV

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1790 Hughes Landing Blvd., Suite 400 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(346) 442-0819
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-fifth of one redeemable warrant	GFOR.U	The New York Stock Exchange
Common stock, par value $0.0001 per share	GFOR	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50	GFOR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of its financial statements as of and for the year ended December 31, 2022, Graf Acquisition Corp. IV (the “Company”) reevaluated the accounting for the waiver of the deferred underwriting fee by the underwriters of its initial public offering. The Company had recognized this waiver of fees as an extinguishment of the contingent liability, with a resulting non-operating gain recognized in each of (i) its statement of operations, in the Company’s quarterly report for the quarter ended June 30, 2022 (the “Second Quarter 10-Q”) and (ii) its statement of operations, in the Company’s quarterly report for the quarter ended September 30, 2022 (the “Third Quarter 10-Q” and, together with the Second Quarter 10-Q, the “10-Qs”). Upon further review and analysis, the Company’s management concluded that the Company should have recognized the extinguishment of the contingent liability as a credit to stockholder’s deficit.

On March 28, 2023, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued unaudited interim financial statements included in the 10-Qs should no longer be relied upon and that it is appropriate to restate the 10-Qs. The Company intends to restate its financial statements for the affected period in its annual report on Form 10-K for the year ended December 31, 2022.

Further, the Company’s management has considered the effect of the foregoing on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures as of June 30, 2022 and as of September 30, 2022. As a result of the error, management has determined that a material weakness existed in the Company’s internal control over financial reporting as of December 31, 2022.

The Company does not expect the restatement described above will have any impact on its cash position and cash held in the trust account established in connection with its initial public offering (the “Trust Account”).

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, and the Company’s cash position and cash held in the Trust Account. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAF ACQUISITION CORP. IV

	By:	/s/ James A. Graf
Name: James A. Graf
Title: Chief Executive Officer

Date: March 31, 2023